Exhibit 23.4









                       CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the incorporation by reference in this registration statement on Form S-3 (Registration No. 333-01777) of our report dated September 7, 1993 on our audits of the consolidated statements of operations, stockholders' equity (deficit) and cash flows of Key Energy Group, Inc. and Subsidiaries for the seven months ended June 30 and the five months ended November 30, 1992 which report is included in the Key Energy Group, Inc. Form 10-K/A dated March 22, 1996, and to the reference to our firm under the heading "Experts".



                                             /s/ Coopers & Lybrand, L.L.P.
                                               Coopers & Lybrand, L.L.P.


Dallas, Texas
March 26, 1996